SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 29, 2019

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19550 Seventh Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)            (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Receipts (Units)	POPE	NASDAQ Capital Market

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01        REGULATION FD DISCLOSURE

Pope Resources today issued the following statement after inquiries regarding a schedule 13D/A filing by one of the partnership’s unitholders:
Pope Resources fully shares the goal of its unitholders of maximizing long-term value. In that regard, Pope Resources and its Board regularly evaluate strategies that deliver the greatest returns for unitholders.
In 2018, the Board evaluated Pope Resources’ longer-term opportunities, including capital allocation priorities, business mix, and organizational structure. As a result of that evaluation, the partnership increased its quarterly distribution by 43%. Pope Resources is well positioned to continue to deliver long-term unitholder returns by providing the opportunity to own real assets that generate an attractive distribution yield in a partnership structure that maximizes after-tax returns.
Pope Resources will not comment on speculation regarding potential transactions. The Board evaluates any attractive opportunity to maximize long-term unitholder value.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Date: May 29, 2019            By:    /s/ Daemon P. Repp
Daemon P. Repp
Vice President and Chief Financial Officer, Pope Resources,
A Delaware Limited Partnership, and Pope MGP, Inc.,
General Partner